Exhibit 99.1

Vislink Technologies Reports Q3 2020 Financial Results

HACKETTSTOWN, NJ — November 12, 2020 — Vislink Technologies, Inc. (“Vislink” or the “Company”) (Nasdaq: VISL) announced its results for the third quarter ended September 30, 2020. Company management will host a live webcast on Friday, November 13, 2020 at approximately 10:00 a.m. ET to review the Company’s financial and operating results and provide a general business update (see webcast details below).

Financial Highlights

●	Revenues for the three months ended September 30, 2020 were $4.8 million, compared to $5 million for the three months ended September 30, 2019.
●	EBITDA (earnings before interest, taxes depreciation and amortization) was a negative $2.4 million for the three months ended September 30, 2020, compared to a negative $4.7 million for the three months ended September 30, 2019.
●	Ended the third quarter 2020 with $3.1 million in cash.
●	Gross margins were 31.8% of revenue in the third quarter of 2020, compared to 40.7% in the third quarter of 2019.
●	Net loss attributable to common shareholders was $2.8 million, or $(0.17) per share in the third quarter 2020 compared to a net loss of $5 million, or $(2.41) per share in the third quarter of 2019.
●	Net loss attributable to common shareholders was $8 million, or $(0.61) per share for the nine months ended September 30, 2020 compared to a net loss of $11.7 million, or $(12.77) per share for the nine months ended September 30, 2019.

“In the third quarter, we continued to feel the effects of a challenging macro business environment,” said Carleton Miller, CEO of Vislink Technologies. “The ongoing COVID-19 pandemic limited our growth and softened demand in our key Live Production and MilGov markets, as customers delayed deliveries for new and upgraded equipment. The pandemic also impacted our supply chain, which led to an interruption in receiving components from our suppliers. This further constricted our ability to fulfill orders in the quarter, although we do expect these interruptions to be resolved over the course of Q4.”

“In response to this, we redoubled our efforts to successfully streamline all aspects of our business. We built on the disciplined, cost-focus approach we instituted earlier this year and realized additional operational efficiencies during the quarter. We will continue this approach with additional cost reduction measures that are expected to achieve $5 million in savings. Our diligence in adhering to this next phase of our operational turnaround helped us mitigate the effects of the business downturn, conserve cash and stabilize our finances. These actions have put us in a better position to pursue and capture growth opportunities as they arise for the remainder of 2020 and into next year.”

Mr. Miller continued, “During the third quarter, we experienced positive results from our product-focused innovation. We were pleased to introduce two significant product lines: the DVE/IRD satcom encoder/decoder, and the IP Link 3.0 digital microwave system. These will be followed by the introduction of the new Quantum Receiver in the first half of 2021. While the cancelling and scaling back of major live sporting and entertainment events has pushed back infrastructure investments over the past two quarters, we are slowly witnessing such events coming back on line. This will allow us to again leverage our experience in covering events like the Olympic Games, World Cup and other tier-one competitions that we traditionally participate in. Because of this, we remain cautiously optimistic for a return to normalcy in the industries we serve.”

Financial Results Webcast Details

On Friday, November 13, 2020, Vislink’s CEO, Carleton Miller, and CFO, Michael Bond, will host a webcast at approximately 10:00 a.m. ET to review the Company’s financial and operating results and provide a general business update. This webcast will be live at https://services.choruscall.com/links/visl201113.html. Investors will be able to submit questions during the webcast.

Non-GAAP Financial Measure: EBITDA

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), we are presenting EBITDA in this earning release and the related earning conference call. EBITDA is a non-GAAP financial measure that is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly titled measures presented by other companies. We define EBITDA as our net income (loss), excluding the impact of depreciation and amortization expense and interest income/expense. We have presented EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

About Vislink Technologies, Inc.

Vislink is a global technology business specializing in the collection, delivery, and management of high quality, live video and associated data from the scene of the action to the viewing screen. For the broadcast markets, Vislink provides solutions for the collection of live news, sports, and entertainment events. Vislink also furnishes the surveillance and defense markets with real-time video intelligence solutions using a variety of tailored transmission products. The Vislink team also provides professional and technical services utilizing a staff of technology experts with decades of applied knowledge and real-world experience to the areas of a terrestrial microwave, satellite, fiber optic, surveillance, and wireless communications systems, to deliver a broad spectrum of customer solutions. Vislink’s shares of Common Stock are publicly traded on the Nasdaq Capital Market under the ticker symbol “VISL.” For more information, visit www.vislink.com.

Note on Forward-looking Statements

Certain statements in this press release are forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact included in this press release, including those regarding the Company’s strategy, future operations, future financial position, projected expenses, prospects, plans, objectives of management and financial reporting abilities, maintenance of new product pipeline and technical innovation, the Company’s expected focus on financial discipline and cost reduction plans, anticipated cost savings, planned adjustments to its workforce, expected market opportunities across the Company’s operating segments, the Company’s expectations as to its operational turnaround, including operational efficiencies and future capital allocation, the effects of the COVID-19 pandemic, the sufficiency of the Company’s capital resources to fund the Company’s operations and any statements regarding future results are forward-looking statements. Vislink may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in any forward-looking statements such as the foregoing and you should not place undue reliance on such forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties, including those discussed in Vislink’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on April 1, 2020 and in subsequent filings with, or submissions to, the SEC.

The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause the Company’s expectations and beliefs to change. While the Company may elect to update these forward-looking statements publicly at some point in the future, the Company specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date after the date stated herein.

For more information:

investors@vislink.com

VISLINK TECHNOLOGIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE LOSS

(IN THOUSANDS EXCEPT NET LOSS PER SHARE DATA)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue	$4,778	$5,007	$16,138	$20,565

Cost of revenue and operating expenses
Cost of components and personnel	3,257	2,968	8,505	10,611
Inventory valuation adjustments	195	223	244	312
General and administrative expenses	3,200	5,329	12,721	16,062
Research and development expenses	616	799	1,831	2,591
Gain on lease termination	—	—	(21)	—
Amortization and depreciation	337	586	1,094	1,763
Total cost of revenue and operating expenses	7,605	9,905	24,374	31,339
Loss from operations	(2,827)	(4,898)	(8,236)	(10,774)

Other income (expense)
Changes in fair value of derivative liabilities	82	281	1	954
Gain (loss) on conversion of debentures	—	15	—	(33)
Gain on settlement of related party obligations	—	—	331	—
Other income (expense)	5	—	5	—
Interest expense, net	(53)	(393)	(102)	(1,807)
Total other income (expense)	34	(97)	235	(886)

Net loss	$(2,793)	$(4,995)	$(8,001)	$(11,660)

Basic and diluted loss per share	$(0.17)	$(2.41)	$(0.61)	$(12.77)
Weighted average number of shares outstanding:
Basic and diluted	16,296	2,070	13,084	913
Comprehensive loss:
Net loss	$(2,793)	$(4,995)	$(8,001)	$(11,660)
Unrealized gain (loss) on currency translation adjustment	(192)	81	57	82
Comprehensive loss	$(2,985)	$(4,914)	$(7,944)	$(11,578)

The accompanying notes are an integral part of these condensed consolidated financial statements.

VISLINK TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	September 30,	December 31,
	2020	2019
	(unaudited)
ASSETS
Current assets
Cash	$3,123	$1,737
Accounts receivable, net	4,063	6,714
Inventories, net	9,532	7,674
Prepaid expenses and other current assets	964	660
Total current assets	17,682	16,785
Right of use assets, operating leases	1,616	1,925
Property and equipment, net	1,849	1,972
Intangible assets, net	2,155	2,922
Total assets	$23,302	$23,604
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$3,339	$6,784
Accrued expenses	1,873	1,912
Notes payable	96	339
Current portion of PPP loan	424	—
Operating lease obligations, current	324	821
Due to related parties	—	505
Customer deposits and deferred revenue	1,593	2,821
Derivative liabilities	29	30
Total current liabilities	7,678	13,212
Long-term portion of PPP loan	744	—
Operating lease obligations, net of current portion	1,279	1,163
Total liabilities	9,701	14,375
Commitments and contingencies (See Note 10)
Stockholders’ equity
Preferred stock – $0.00001 par value per share: 10,000,000 shares authorized as of September 30, 2020, and December 31, 2019; -0- shares issued and outstanding as of September 30, 2020, and December 31, 2019	—	—
Common stock – $0.00001 par value per share, 100,000,000 shares authorized, 17,160,808 and 3,594,548 shares issued and 17,158,149 and 3,591,889 outstanding as of September 30, 2020 and December 31, 2019, respectively	—	—
Additional paid-in capital	274,187	261,871
Accumulated other comprehensive income	264	207
Treasury stock, at cost – 2,659 shares at September 30, 2020, and December 31, 2019, respectively	(277)	(277)
Accumulated deficit	(260,573)	(252,572)
Total stockholders’ equity	13,601	9,229
Total liabilities and stockholders’ equity	$23,302	$23,604

The accompanying notes are an integral part of these condensed consolidated financial statements.

Reconciliation of GAAP to Non-GAAP Results

VISLINK TECHNOLOGIES, INC.

RECONCILIATION OF GAAP to NON-GAAP RESULTS

QUARTER ENDING SEPTEMBER 30, 2020

(IN THOUSANDS)

Reconciliation of net income to EBITDA
Net loss	$(2,793)
interest expense	(53)
Amortization and depreciation	337
EBITDA	$(2,403)